UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2007

A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16109	94-2875566
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Saginaw Drive
Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (650) 366-2626

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM: 8.01 Results of Shareholder meeting

A.P. Pharma, Inc. (NASDAQ:APPA), a specialty pharmaceuticals company, today announced the results of a special meeting of stockholders held December 14, 2007.  Stockholders approved both items under consideration at the special meeting: 1) the adoption of the Company’s 2007 Equity Incentive Plan comprising 3,000,000 shares of A.P. Pharma common stock reserved for issuance under the Plan, and 2) an amendment to the Company’s 1997 Employee Stock Purchase Plan (ESPP) to increase by 100,000 the number of shares of common stock reserved for issuance under the ESPP.

The Company also announced it has made an option grant for 30,000 shares at an exercise price of $1.70 (the closing price as of the date of the grant) to a new employee, as an inducement to the individual entering into employment with the company, under the 2000 Non-Qualified Stock Option Plan.. The options have a 10 year life and vest over a four year period.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 8.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.  Furthermore, the information in the Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 8.01 Press Release

(C) Exhibits

99.1 Press release dated December 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: December14, 2007	/S/ Michael O’Connell
Michael O’Connell
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

99.1  Press release dated December 14, 2007